Exhibit 99.1

Better World Acquisition Corp. Announces Extension of Deadline to Complete Business Combination

New York, NY, February 16, 2022 (GLOBE NEWSWIRE) -- Better World Acquisition Corp. (NASDAQ: BWAC) (the “Company”) announced today that its sponsor, BWA Holdings LLC (the “Sponsor”), has requested that the Company extend the date by which the Company has to consummate a business combination from February 17, 2022 to May 17, 2022 (the “Extension”). The Extension is the second of two three-month extensions permitted under the Company’s governing documents. In connection with the Extension, the Sponsor has notified the Company that it intends to deposit an aggregate of $1,261,860 (representing $0.10 per public share) into the Company’s trust account on or before February 17, 2022. The Extension provides the Company with additional time to complete its initial business combination.

About Better World Acquisition Corp.

The Company is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an acquisition in any business industry or sector, it intends to concentrate its efforts on identifying businesses in the healthy living industries that benefit from strong Environmental, Social and Governance (“ESG”) profiles.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”). All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Peter S.H. Grubstein

Chief Financial Officer

Better World Acquisition Corp.

(212) 450-9700